Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-33165, No. 333-88161, No. 333-122502, No. 333-103076, and No. 333-149069 on Form S-8 of our reports dated December 8, 2009, relating to the consolidated financial statements and financial statement schedule of Hutchinson Technology Incorporated (the “Company”), and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended September 27, 2009.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
December 8, 2009